Exhibit 99.1

BioCardia Letter to Stockholders on 2026 Priorities and Strategic Opportunities

SUNNYVALE, Calif. – June 18, 2026 - BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced that the Company’s Chief Executive Officer, Peter Altman, issued the following letter to shareholders.

Dear Fellow Shareholders,

Upon completion of our recent capital raise, I am providing this update on our strategy, top priorities, and business development opportunities to ensure understanding and appreciation of what is ahead.

This quarter, with Japan’s Pharmaceutical and Medical Device Agency’s (PMDA) support for potential approval of CardiAMP® Cell Therapy for the treatment of ischemic heart failure of reduced ejection fraction (HFrEF), the submission for approval is a top priority. This effort is synergistic with our other important programs.

In Japan, we have the opportunity to help patients having few additional treatment options and build the business with our first in class CardiAMP autologous minimally invasive cardiac cell therapy for ischemic HFrEF. There are an estimated 300,000 patients in Japan with ischemic heart failure. We expect the initial approval by PMDA would focus on enabling treatment for a subgroup of 20,000 patients. This is a compelling business opportunity, as previous cardiac cell therapies in Japan for treatment of chronic ischemic heart failure have had reimbursement at $124,000 per procedure.

The submission for approval planned for end of 2026 is a meaningful milestone that could be transformative for our business. Strategic partners are expected to view the completed submission as a sign that our product will be in the market soon. The work to be done to complete the submission is significant as it involves ensuring strict regulatory audit readiness for our CardiAMP Cell Therapy System product candidate.

Japan is a trusted Reference Country and a Primary Member of MDSAP

Approval in Japan enables expedited registration based on reference country approvals in other regions of the world. Countries in Southeast Asia, Latin America, and the Middle East often designate Japan as a trusted "Reference Country." These countries will often bypass secondary clinical testing, lower their local evaluation timelines, and reduce registration fees for potential distribution partners. Japan is also a primary member of the Medical Device Single Audit Program (MDSAP), alongside the United States, Canada, Australia, and Brazil. When our manufacturing plant passes a single, comprehensive MDSAP audit satisfying Japan’s PMD Act requirements, that audit report is accepted by other participating nations, avoiding the need for multiple independent factory inspections.

CardiAMP HF II Trial Enrollment in USA

We are also driving to enroll the confirmatory CardiAMP HF II Trial in the United States, which the FDA has said may support Premarket Approval. Each of the four active study centers has patients in the queue and we are working to onboard additional centers. The physicians and nurses on the clinical research teams at our U.S. centers are greatly interested in travelling to Japan to train and support their colleagues when they are ready to begin CardiAMP cell therapy procedures. Physicians from Japan may also come to observe CardiAMP HF II clinical cases and train on the procedures in advance of potential future approval in Japan.

Pipeline-in-a-Product: Local Delivery to the Heart

Our cell therapy programs utilize our Helix Transendocardial Delivery Catheter (Helix™) and our Heart3D™ fusion imaging platform (Heart3D). This system addresses the single greatest bottleneck facing cardiac cell, gene, and protein regenerative medicine today: inefficient localized delivery. By pairing our tissue-engaging helical needle with our partnered Heart3D fusion imaging platform, we have a therapeutic-agnostic infrastructure capable of servicing over fifty biotherapeutic programs currently in development. A number of these programs are in Japan, and Japan PMDA has already advised BioCardia that other developers would be enabled to use Helix with the approval of CardiAMP cell therapy. Worldwide, we have active early discussions with eight gene and cell therapies today intended for cardiac indications. No other delivery platform is as advanced or has close to the clinical experience that Helix has.

Pipeline-in-a-Product: Off the Shelf MSC Therapies

Our allogeneic mesenchymal stem cell (MSC) therapy platform is targeted towards cardiac and pulmonary indications where we have two FDA approved Investigational New Drug Applications (INDs), with anti-inflammatory mechanisms of action having potential applications across multiple high-value indications. Our manufacturing of clinical grade cells and supportive intellectual property enables us to partner in multiple indications that can be independently developed and partnered for value creation with other pharmaceutical developers. Japan PMDA and FDA have approved mesenchymal stem cell therapies for graft versus host disease, although the approval in Japan came ten years before the approval in the USA.

In addition to partnering on distribution of CardiAMP, any significant partnership for our secured pipeline assets would be transformative for our business.

Financial Strategy and Capital Allocation

BioCardia has always had a modest cash burn for a publicly traded company. The recent clean financing closed last week should enable us to complete the submission of CardiAMP HF to Japan PMDA, enroll in CardiAMP HF II, and continue discussions around our pipeline opportunities. We are looking forward to revised SEC regulations later this year that may enable easier access to capital for smaller reporting companies.

Near-Term Milestones and Outlook

We are entering a period of high-impact catalysts:

●	Shonin Submission of CardiAMP Cell Therapy to Japan PMDA (Q4 2026)
●	Continued CardiAMP Cell Therapy development in the USA with FDA engagement
●	Strategic partnership / licensing progress in Helix/Heart3D for cell, gene, and protein delivery to the heart
●	Strategic partnerships / licensing around our clinical allogeneic MSC platform

We believe these milestones create a compelling opportunity for value creation, particularly considering public market precedents for companies with similar clinical profiles and regulatory positioning.

Conclusion

BioCardia is focused on potential near term regulatory approval for a significant unmet need in Japan, a mission that is synergistic with our other efforts. We are a focused, capital-efficient organization advancing therapeutic solutions to address enormous unmet need. We have differentiated platforms, significant protective intellectual property, multiple shots on goal, and a clear path to near-term value inflection.

We remain deeply committed to advancing therapies for life-threatening and chronic conditions while delivering on our responsibility to our stockholders.

We appreciate your continued support and look forward to updating you on our progress in the months ahead.

Sincerely,

Peter Altman, PhD, FAHA

Chief Executive Officer, BioCardia Inc.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to filings and communications with Japan’s PMDA and the FDA, submission for and subsequent market clearance of the CardiAMP Cell Therapy, partnering opportunities, enrollment in our clinical trials and anticipated upcoming milestones. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120